EXHIBIT  5

                     Opinion of Breyer & Aguggia Regarding
                       Legality of Securities Registered




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                                                    March 6, 1997




Board of Directors
FirstSpartan Financial Corp.
380 E. Main Street
Spartanburg, South Carolina  29302

         RE:      FirstSpartan Financial Corp.
                  Registration Statement on Form S-1

To the Board of Directors:

         You have requested our opinion as special counsel for FirstSpartan Financial Corp., a Delaware corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         In rendering this opinion, we understand that the common stock of FirstSpartan Financial Corp. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of common stock of FirstSpartan Financial Corp. will upon issuance be legally issued, fully paid and nonassessable.

         This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL AND TAX OPINIONS."

                                               Sincerely,

                                               /s/ Breyer & Aguggia
                                               --------------------
                                               BREYER & AGUGGIA

Washington, D.C.